UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02.	Results of Operations and Financial Condition.

Fourth Quarter 2020 Catastrophe Losses

FedNat Holding Company (the “Company”) estimates, as of the date of this Current Report on Form 8-K, that catastrophe weather losses incurred during the quarter ended December 31, 2020 will reduce its fourth quarter net income by approximately $23.0 million, net of all reinsurance recoveries, on an after-tax basis (1). These catastrophe losses were driven primarily by Hurricanes Delta, Zeta and Eta, which together impacted portions of Louisiana, Florida, Texas and Alabama. Pre-tax net catastrophe losses, by state, are estimated as follows (in millions) (1):

Louisiana	$18.2
Florida	11.1
Alabama and Texas	1.8
Total (pre-tax)	$31.1

(1)Excludes $3.2 million, pre-tax, of offsetting claims handling revenue the Company expects to earn on these fourth quarter catastrophe weather events.

Commercial General Liability Loss Reserve Development

In the quarter ended December 31, 2020, the Company expects to strengthen its loss reserves on FedNat Insurance Company’s (“FNIC”) discontinued commercial general liability (“CGL”) book of business by $16.5 million, or approximately $12.2 million after-tax. This action pertains to accident years 2019 and prior and is in response to recent loss trends that emerged during 2020 relating to construction defect claims. This recent trend has resulted in low severity, high frequency claims that, although typically excluded by our policy language, nevertheless generate a high volume of litigation and related defense costs.

Rate Increases

The Company continues to file for rate increases on its homeowners business to ensure its rates better reflect the increased costs related to claims activity and reinsurance, and is currently restricting new business throughout Florida until our approved rates more accurately reflect these higher costs. It is estimated that these, and other, rate increases will generate over $90 million of incremental gross earned premium in 2021, as compared to 2020, which, net of related acquisition and other costs, will be available to help the Company offset the impact of adverse claims trends and reinsurance costs. Ultimately, when fully earned in the first quarter of 2022, it is estimated these increases will have contributed over $230 million of cumulative incremental premium in 2021 and 2022, and $140 million of incremental premium annually thereafter, as compared to 2020, based on the current book of business.

The most significant of these rate filings include:

Description	Statewide Average Increase and Current Status	Effective Date (Renewals)
FNIC Homeowners Florida:
Annual - 2020	7.4% - Approved	June 2020
Reinsurance Increase - 2020	5.6% - Approved	October 2020
Interim - 2021	6.7% - Approved	March 2021
Interim - 2021	6.6% - Use and File (1)	April 2021
FNIC Homeowners Non-Florida:
Texas	9.5% - Approved	November 2020
Louisiana	9.9% - Approved	January 2021
Maison Homeowners:
Louisiana	15.9% - Approved	December 2020
Texas	12.3% - Approved	February 2021

(1)“Use and File” rate filings enable the Company to implement the subject premium increase prior to review by the Florida Office of Insurance Regulation (“OIR”). The revised rates are not deemed approved or final until so affirmed by the OIR, at their discretion.

Reference is made to Item 7.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.	Regulation FD Information.

Impairment of Goodwill

Coinciding with the preparation of the financial statements required to be included in the Company’s Form 10-K for the year ended December 31, 2020, the Company’s annual goodwill impairment testing has resulted in the conclusion that the goodwill intangible asset established in conjunction with the acquisition of Maison Insurance Company (“MIC”) and related entities (collectively, “Maison”) in December 2019 is impaired. Our operating results for the quarter ended December 31, 2020 will include a non-cash impairment charge of approximately $11.0 million, against which there is no tax offset, representing the write-off of the full amount of the Maison goodwill asset. The Company’s impairment analysis considered the earnings and share price of the Company and comparable companies, as well as projected cash flows. Continued adverse storm activity, higher excess of loss catastrophe reinsurance costs and the continued unfavorable claims environment in the state of Florida reduced the previously modeled fair value of the Company. These impacts, along with other information received in the fourth quarter and beyond that is relevant to the estimated fair value of the Company, including the trading price of our shares, resulted in the impairment conclusion.

Liquidity and Capital Resources Update

Factoring in the fourth quarter earnings impacts disclosed herein, the Company projects that it will finish 2020 with statutory surplus in each of its insurance carriers sufficient to support risk-based capital ratios in excess of 300%. Furthermore, the Company currently expects to have approximately $50 million of liquidity in place at the holding company heading into 2021, after taking into account any surplus infusions to our three carriers that may occur effective as of December 31, 2020. The Company’s statutory reporting process is ongoing, and therefore, these estimates are subject to change.

Reinsurance Update

The Company is providing certain updates to its reinsurance program, which was previously described in a Current Report on Form 8-K filed with the SEC on June 1, 2020 (the “Reinsurance 8-K”), as updated by subsequent filings on Form 8-K filed on September 9, 2020, September 21, 2020 and October 19, 2020, and on Form 10-Q for the period ended September 30, 2020 (the “Q3 2020 Form 10-Q”).

FNIC Non-Florida Quota-Share Reinsurance. As previously disclosed in our Q3 2020 Form 10-Q, effective December 1, 2020, FNIC, with the agreement of Anchor Re, increased its cession percentage from 50% to 80% on its non-Florida homeowners book of business, on an in-force, new and renewal basis. This treaty includes limits on the loss ratio and overall net loss that Anchor Re can realize during the treaty year.

MIC – Purchase of Aggregate Reinsurance Cover. Effective January 1, 2021, the Company entered into a new Aggregate Excess of Loss program on its Maison book of business. This new program provides coverage, excluding named storms, of 65% of $15 million excess of $10 million with an $850,000 occurrence deductible and a $4.15 million occurrence limit at an approximate annual cost of $2.3 million.

FNIC – Florida Homeowners Quota-Share Reinsurance. Effective October 1, 2020, with the agreement of Swiss Re, FNIC increased its cession percentage on its existing quota-share treaty from 10% to 20% on an in-force, new and renewal basis. This treaty excludes named storms and includes a cap on non-named storm catastrophe losses (as previously disclosed).

Effective November 15, 2020, FNIC entered into a new 10% quota-share reinsurance treaty through November 15, 2021 on its Florida homeowners book of business on an in-force, new and renewal basis. This treaty excludes all catastrophe losses and provides coverage only on attritional losses and is subject to certain limitations.

Effective December 31, 2020, FNIC entered into an additional new 10% quota-share reinsurance treaty through December 31, 2021 on its Florida homeowners book of business on an in-force, new and renewal basis. This treaty excludes named storms, but otherwise contains no caps with respect to non-named storm catastrophe losses.

As a result of these three actions, the Company now has 40% quota-share coverage in place through June 30, 2021, at which point 20% of this coverage will be up for renewal. It is the Company’s current intent to seek such renewal.

_____________________________

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding estimated catastrophe losses, strengthening of loss reserves, the effects of a non-cash impairment charge, the expected incremental premiums resulting from rate increases, and the expected statutory surplus and liquidity as of December 31, 2020. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, that final results regarding catastrophe losses, the impairment charge, and expected statutory surplus and expected liquidity will be different than our preliminary estimates, that renewal rates on policies affected by the rate increases may be different than we estimate as well as the risks and uncertainties discussed under “Risk Factors” in the Company's Annual Report on Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: February 12, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)